Exhibit 99.1

Press Release
For More Information, Call:

ELLEN M. SYKORA
INVESTOR RELATIONS	April 24, 2007
(979) 849-6550

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS REPORTS RESULTS FOR THE
QUARTER ENDED MARCH 31, 2007

ANGLETON, TX, APRIL 24, 2007 — Benchmark Electronics, Inc. (NYSE: BHE), a leading contract manufacturing provider, announced sales of $752 million for the quarter ended March 31, 2007, compared to $651 million for the same quarter in the prior year. First quarter net income was $24.5 million, or $0.34 per diluted share. In the comparable period of 2006, net income was $26.5 million, or $0.41 per diluted share. Excluding restructuring charges, integration costs, amortization of intangibles and the impact of stock-based compensation costs, the Company would have reported net income of $27.9 million, or $0.39 per diluted share, in the first quarter of 2007. Excluding restructuring charges, the impact of stock-based compensation costs and a tax benefit resulting from the closure of our UK facility, the Company would have reported net income of $24.7 million, or $0.38 per diluted share, in the first quarter of 2006.

“Benchmark Electronics, Inc. continues to have solid performance,” said Cary T. Fu, the Company’s Chief Executive Officer. “We saw strong booking performance in the first quarter derived from both existing and new customers.  Challenges during the first half of 2007 are seen with the softer market conditions and the ongoing customer initiatives focused on reducing inventory levels.  However, we have seen excellent growth opportunities with our new bookings and new product initiatives with several customers and are optimistic that we will see steady improvement in business conditions as the year progresses.”

First Quarter 2007 Financial Highlights

•                  Operating margin for the first quarter was 3.6% on a GAAP basis and was 4.2%, excluding restructuring charges, integration costs, amortization of intangibles and the impact of stock-based compensation expense.

•                  Cash flows provided by operating activities for the first quarter were approximately $95 million.

•                  Cash and short-term investments balance at March 31, 2007 of $257 million.

•                  Total debt outstanding of $23 million.

•                  Accounts receivable balance at March 31, 2007 of $512 million; calculated days sales outstanding were 61 days.

•                  Inventory of $464 million at March 31, 2007; inventory turns were 6.0 times.

Second Quarter 2007 Guidance

Sales for the second quarter of 2007 are expected to be between $740 million and $775 million. Diluted earnings per share for the second quarter, excluding restructuring charges, integration costs, amortization of intangibles and the impact of stock-based compensation expense, are expected to be between $0.36 and $0.41.

Non-GAAP Financial Measures

This press release includes financial measures for earnings and earnings per share that excludes certain items and therefore are not in accordance with generally accepted accounting principles (GAAP). A detailed reconciliation between the GAAP results and results excluding special items (non-GAAP) is included at the end of this press release. By disclosing this non-GAAP information, management intends to provide investors with additional information to further analyze the company’s performance and underlying trends. Management utilizes a measure of net income and earnings per share on a non-GAAP basis that excludes certain items to better assess operating performance and to help investors compare our results with our previous guidance.

Non-GAAP information is not necessarily comparable to Non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Forward-Looking Statements

This news release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “expect,” “estimate,” “anticipate,” “predict,” and similar expressions, and the negatives of such expressions, are intended to identify forward-looking statements. Such forward-looking statements may be deemed to include, among other things, statements, express or implied, concerning: future operating results or the ability to generate sales, income or cash flow; Benchmark’s business and growth strategies, including expected internal growth and performance goals; and the anticipated effects of any developments or events on financial results. Although Benchmark believes that these statements are based upon reasonable assumptions, such statements involve risks, uncertainties and assumptions, including but not limited to industry and economic conditions, and customer actions.

All forward-looking statements included in this release are based upon information available to Benchmark as of the date of the release, and Benchmark assumes no obligation to update any such forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Persons are advised to consult further disclosures on related subjects in Benchmark’s Form 10-K for the year ended December 31, 2006, in its other filings with the Securities and Exchange Commission and in its press releases.

Additional Information

Benchmark Electronics, Inc. is in the business of manufacturing electronics and provides its services to original equipment manufacturers of computers and related products for business enterprises, medical devices, industrial control equipment, testing and instrumentation products, and telecommunication equipment. Benchmark’s global operations include 24 facilities in nine countries. Benchmark’s Common Shares trade on the New York Stock Exchange under the symbol BHE.

A conference call hosted by Benchmark management will be held today at 10:00 am (Central time) to discuss the financial results of the Company and its future outlook. This call will be broadcast via the Internet and may be accessed by logging on to our website at www.bench.com.

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Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results
Three Months Ended March 31, 2007 and 2006
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended
	March 31,
	2007	2006

Income from operations (GAAP)	$27,448	$26,227
Stock-based compensation	628	486
Restructuring charges and integration costs	3,345	2,769
Amortization of intangibles	447	—
Non-GAAP income from operations	$31,868	$29,482

Net income (GAAP)	$24,476	$26,522
Stock-based compensation, net of tax	442	372
Restructuring charges and integration costs, net of tax	2,617	2,553
Amortization of intangibles, net of tax	322	—
UK investment tax benefit	—	(4,760)
Non-GAAP net income	$27,857	$24,687

Numerator for basic earnings per share - net income (GAAP)	$24,476	$26,522
Interest expense on convertible debt, net of tax	115	—
Numerator for diluted earnings per share (GAAP)	$24,591	$26,522

Earnings per share: (GAAP)
Basic	$0.34	$0.42
Diluted	$0.34	$0.41

Numerator for basic earnings per share - net income (Non-GAAP)	$27,857	$24,687
Interest expense on convertible debt, net of tax	115	—
Numerator for diluted earnings per share (Non-GAAP)	$27,972	$24,687

Earnings per share: (Non-GAAP)
Basic	$0.39	$0.39
Diluted	$0.39	$0.38

Weighted average shares used in calculating
earnings per share:
Basic	71,435	63,601
Diluted	72,465	64,825

Benchmark Electronics, Inc. and Subsidiaries

Consolidated Statements of Income
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended March 31,
	2007	2006

Net sales	$752,482	$651,244
Cost of sales	697,994	605,878

Gross profit	54,488	45,366

Selling, general and administrative expenses	23,248	16,370
Amortization of intangibles	447	—
Restructuring charges and integration costs	3,345	2,769

Income from operations	27,448	26,227

Other income (expense):
Interest expense	(811)	(86)
Other	1,715	1,689
Total other income, net	904	1,603

Income before income taxes	28,352	27,830

Income tax expense	3,876	1,308

Net income	$24,476	$26,522

Numerator for basic earnings per share - net income	$24,476	26,522
Interest expense on convertible debt, net of tax	115	—
Numerator for diluted earnings per share	$24,591	$26,522

Denominator for basic earnings per share - weighted average number of common shares outstanding during the period	71,435	63,601
Incremental common shares attributable to exercise of outstanding equity instruments	1,030	1,224
Denominator for diluted earnings per share	72,465	64,825

Earnings per share:
Basic	$0.34	$0.42
Diluted	$0.34	$0.41

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet
March 31, 2007
(Amounts in Thousands)
(UNAUDITED)

Assets

Current assets:
Cash and cash-equivalents	$151,570
Short-term investments	105,660
Accounts receivable, net	512,464
Inventories, net	463,528
Other current assets	91,851

Total current assets	1,325,073

Property, plant and equipment, net	163,073
Other assets, net	28,292
Goodwill, net	297,778

Total assets	$1,814,216

Liabilities and Shareholders’ Equity

Current liabilities:
Current installments of long-term debt and capital lease obligations	$5,816
Convertible debt	5,000
Accounts payable	416,873
Other current liabilities	111,913

Total current liabilities	539,602

Long-term debt and capital lease obligations, less current installments	12,581

Other long-term liabilities	14,167

Shareholders’ equity	1,247,866

Total liabilities and shareholders’ equity	$1,814,216